UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 XENICENT, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN OUR CHARTER)

                                 North Carolina
     STATE  OR  OTHER  JURISDICTION  OF  INCORPORATION  OR  ORGANIZATION)

                        ----                                 36-4349865
         (PRIMARY STANDARD INDUSTRIAL                  (I.R.S. EMPLOYER
       CLASSIFICATION CODE NUMBER)                      IDENTIFICATION NO.)

             10712 Old Wayside Rd., Charlotte, North Carolina 28277
                                 (704) 341-4444
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                                  Duane Bennett
                              10712 Old Wayside Rd.
                         Charlotte, North Carolina 28277
                                 (704) 341-4444
               (NAME, ADDRESS AND TELEPHONE OF AGENT FOR SERVICE)

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of this registration statement.

   If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
                 1933, as amended, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act
 f 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                       CALCULATION OF REGISTRATION FEE (1)


     l  Registration  Fee                                   $

Proposed  Maximum  Aggregate  Offering  Price  (1)         $6,249
Total  Registration  Fee                                   $1.65

(1)     Estimated  solely  for  the purpose of calculating the registration fee.
(2) Selling Shareholders hold all of the shares, which we are registering. These shares will be sold at prevailing market prices.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

                 SUBJECT TO COMPLETION, DATED DECEMBER 15, 2000

                                 XENICENT, INC.

                         832,000 shares of Common Stock

Our  current  shareholders  are  offering  832,000  shares  of our common stock.

Our common stock is not listed on any national securities exchange or the NASDAQ stock market.

The selling security holders may offer their shares at any price. We will pay all expenses of registering the securities.

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. OUR SELLING SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

          The date of this preliminary prospectus is December 15, 2000

















                                TABLE OF CONTENTS

Part  I  -  Prospectus  Information                                        Page
                                                                           ----

1.     Front  Cover  Page  of  Prospectus                                   1
2.     Inside  Front  and  Outside  Back  Cover  Pages  of  Prospectus      3
3.     Summary  Information                                                 6
     Risk  Factors                                                          8
- Because We Have Only A Limited Operating History, Your Ability To Evaluate Our Business Prospects And Strategies Is Limited
- If We Are Unsuccessful In Obtaining Material Contracts We Will Not Be Able To Develop Our Operations And Our Financial Condition Will Be Negatively Impacted
- If We Fail To Create A Well-Developed Business Plan, We May Deplete The Little Remaining Capital That We Presently Have And Our Operations Will Be Negatively Impacted
- Because Our Financial Condition Is Poor We May Be Unable To Adequately Develop Our Operations, Resulting In A Worsening Financial Position.
- Because Our Operating Results Will Vary Depending Upon Many Factors, We May Not Be Able To Control Or Accurately Predict The Success Of Our Future Operations.
- Our Reliance Upon Third Parties To Execute Our Business Plan May Lead To Conflicts Of Interest And/Or Negatively Impact Upon Our Operations
- We Lack Of An Established Brand Name, Which Could Negatively, Impact Our Ability To Effectively Compete In The Real Estate Market.
- We Have Substantial Near-Term Capital Needs; We May Be Unable To Obtain The Additional Funding Needed To Enable Us To Operate Profitably In The Future.
- Our Real Estate Land Development Business May Incur A High Level Of Debt; We May Be Unable Financially To Service Our Debt
- Because Our Management Has Limited Experience In Selecting Real Estate For Development And Resale, We May Purchase A Property That Is Economically Unsuitable And/Or Requires Extensive Environmental Preparation For Resale.
- Our Principal Stockholders Control Our Business Affairs In Which Case You Will Have Little Or No Participation In Our Business Affairs
-     If  We  Lost  Any  Of  Our  Key Personnel Our Business Would Be Impaired.
- Our Operations Are Subject To Possible Conflicts Of Interest That May Negatively Impact Upon Your Ability To Make A Profit From This Investment.
- We Face Intense Competition Which Puts Us At A Competitive Disadvantage; If We Are Unable To Overcome These Competitive Disadvantages We May Never Become Profitable
-     We  Have  Never  Paid  Dividends  And  You  May  Never  Receive Dividends
4.     Use  of  Proceeds                                                   13
5.     Determination  of  Offering  Price                                  13
6.     Dilution                                                            13
7.     Selling  Security  Holders                                          13
8.     Plan  of  Distribution                                              15
9.     Legal  Proceedings                                                  17
10.     Directors, Executive Officers, Promoters and Control Management    17
11.     Security  Ownership  of Certain Beneficial Owners and Management   18
12.     Description  of  Securities                                        19
13.     Experts                                                            20
14.     Disclosure  of  Commission  Position  on  Indemnification
        for  Securities  Act  Liabilities                                  20
15.     Organization  Within  Last  Five  Years                            21
16.     Description  of  Business                                          21
17.     Management's  Discussion  and  Analysis  or  Plan  of  Operation   32
18.     Description  of  Property       36
19.     Certain  Relationships  and  Related  Transactions                 36
20.     Market  for  Common  Equity  and  Related  Stockholder  Matters    37
21.     Executive  Compensation                                            39
22.     Financial  Statements                                           39-53
23.     Changes  in  and  Disagreements  with  Accountants  on  Accounting
        and  Financial  Disclosure                                         53

Part  II  -  Information  Not  Required  in  Prospectus

24.     Indemnification                                                    55
25.     Other  Expenses  of  Issuance  and  Distribution                   55
26.     Recent  Sales  of  Unregistered  Securities                        55
27.     Exhibits                                                           56
28.     Undertakings                                                    56-57

ITEM  3.     SUMMARY  INFORMATION  AND  RISK  FACTORS

                               PROSPECTUS SUMMARY

THIS PROSPECTUS CONTAINS STATEMENTS ABOUT OUR FUTURE BUSINESS OPERATIONS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER SIGNIFICANTLY FROM OUR ANTICIPATED FUTURE OPERATIONS, AS A RESULT OF MANY FACTORS, INCLUDING THOSE IDENTIFIED IN THE "RISK FACTORS" BEGINNING ON PAGE 10. BECAUSE THIS IS A SUMMARY AND THE INFORMATION IS SELECTIVE, IT DOES NOT CONTAIN ALL INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD CAREFULLY READ ALL INFORMATION IN THE PROSPECTUS, INCLUDING THE FINANCIAL STATEMENTS AND THEIR EXPLANATORY NOTES, PRIOR TO MAKING AN INVESTMENT DECISION.

OUR  COMPANY.
     We were incorporated in North Carolina on July 20, 1996 to engage in the business of real estate development. We are currently engaged and plan to continue in the real estate development and consulting business. Our executive offices are currently located at the residence of our President, Mr. Duane Bennett, at 10712 Old Wayside Rd. Charlotte, North Carolina 28277. Our telephone number is (704) 341-4444. We are authorized to issue common and preferred stock. Our total authorized common stock consists of 50,000,000 shares, with a par value of $.001 per share, of which 8,832,000 shares are issued and outstanding. Our total authorized preferred stock consists of 5,000,000 shares, with a par value of $.001 per share, of which no shares are issued and outstanding.

OUR  BUSINESS.
     Since our inception, we have been in the business of real estate development. We have also attempted to provide consulting services to construction contractors and real estate investors in and around the Charlotte, North Carolina area; however, to date, we have entered into only one consulting agreement, in which we rendered consulting services for $125,000. Currently, we have no consulting contracts. Our current business plan also includes the purchase of tracts of land suitable for residential or commercial development and then subdividing those land tracts and attempting to resell them at a profit. To date, we have acquired only one tract of land totaling approximately 88 acres, which we subdivided into three parcels and sold at a gross profit of $382,171. We have no remaining land inventory to sell and we have not identified any tracts of land for potential acquisition and sub-development. There are no assurances that we will be able to obtain applicable zoning and/or environmental permits necessary to make such development possible or economically feasible. In addition, there are no assurances that we will have sufficient funds available to purchase any such tracts of land or to otherwise implement our business plan. We have not developed any marketing plans pertaining to our land development or consulting business.

THE  OFFERING.
     As of December 15, 2000, we had 8,832,000 shares of our common stock outstanding and no shares of our preferred stock outstanding. This offering is comprised of securities offered by selling security holders only. Although we have agreed to pay all offering expenses, we will not receive any proceeds from the sale of the securities. We anticipate offering expenses of approximately $40,000. We will pay all offering expenses.

                         FINANCIAL SUMMARY INFORMATION.

Because this is only a financial summary, it does not contain all the financial information that may be important to you. You should also read carefully all the information in this prospectus, including the financial statements and their explanatory notes.



                                           For the period ended
Statement of Operations . . . . . . . . .  November 30, 2000
-----------------------------------------  ---------------------
Revenues. . . . . . . . . . . . . . . . .  $             322,974
-----------------------------------------  ---------------------
Cost of Sales . . . . . . . . . . . . . .  $             217,653
-----------------------------------------  ---------------------
Gross profit. . . . . . . . . . . . . . .  $             105,321
-----------------------------------------  ---------------------
Operating expenses. . . . . . . . . . . .  $             251,302
-----------------------------------------  ---------------------
Income (loss) from operations . . . . . .  $             145,981
-----------------------------------------  ---------------------
Other expense, net. . . . . . . . . . . .  $                  69
-----------------------------------------  ---------------------
Net income (loss) . . . . . . . . . . . .  $             146,050
-----------------------------------------  ---------------------
Net income per common share . . . . . . .  $                .017
-----------------------------------------  ---------------------


  For the period ended
Balance Sheet . . . . . . . . . . . . . .  November 30, 2000
-----------------------------------------  ---------------------
Total current assets. . . . . . . . . . .  $              68,601
-----------------------------------------  ---------------------
Other assets. . . . . . . . . . . . . . .  $               3,630
-----------------------------------------  ---------------------
Total Assets. . . . . . . . . . . . . . .  $              72,231
-----------------------------------------  ---------------------
Current liabilities . . . . . . . . . . .  $                   0
-----------------------------------------  ---------------------
Due to stockholder/officer. . . . . . . .  $               5,900
-----------------------------------------  ---------------------
Total liabilities . . . . . . . . . . . .  $               5,900
-----------------------------------------  ---------------------
Stockholders equity (deficiency). . . . .  $              66,331
-----------------------------------------  ---------------------
Total liabilities and stockholder equity.  $              72,231
-----------------------------------------  ---------------------











                                  RISK FACTORS

AN INVESTMENT IN THE SHARES OF COMMON STOCK OFFERED IN THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. WE CANNOT ASSURE THAT WE WILL EVER GENERATE REVENUES, DEVELOP OPERATIONS, OR MAKE A PROFIT.

BECAUSE WE HAVE ONLY A LIMITED OPERATING HISTORY, YOUR ABILITY TO EVALUATE OUR BUSINESS PROSPECTS AND STRATEGIES IS LIMITED.
     Although we have been in existence since July 1996, we have a limited history of actually conducting real estate acquisition and development activities or providing real estate consulting services. To date, we have acquired only one tract of land, totaling approximately 88 acres, which we sub-divided into three parcels and then resold at a gross profit of $382,171. Our consulting services have consisted of only one consulting agreement with a company, in which we rendered consulting services for $125,000. As such, we have a limited operating history upon which you can evaluate our business. You must consider the risks and difficulties frequently encountered by companies such as ours that have limited operating histories, including:
- Whether we will be able to grow our business, and if so, whether we can manage that growth;
- Whether we are able to anticipate and adapt to a developing local real estate market;
- Whether the public will accept our real estate sales and consulting services business;
- Whether we are able to commercially acquire, subdivide, develop and/or resell residential or commercial real estate;
-     Whether  we will be able to secure financing to execute our business plan;
and
- Whether we are able to compete against real estate competitors with greater financial resources and an established network of developers and sales contacts.

     There can be no assurance that we will be successful in addressing these and other risks. We now have insufficient resources to successfully execute our business plan. We have only limited revenues and no other established funding sources. We will require significant expenses to develop our real estate business and future losses are likely before our operations become profitable. There can be no assurance given that we will be able to generate revenues or otherwise obtain funds to adequately conduct our operations. Accordingly, you have no basis upon which to judge our ability to develop our business and you will be unable to forecast our future growth.

IF WE ARE UNSUCCESSFUL IN OBTAINING MATERIAL CONTRACTS WE WILL NOT BE ABLE TO DEVELOP OUR OPERATIONS AND OUR FINANCIAL CONDITION WILL BE NEGATIVELY IMPACTED.
     We have no contracts or prospective contracts that will assist us in obtaining, developing and/or reselling any residential or commercial real estate. We have not identified any properties that may be suitable for acquisition, sub-development and resale. We have no contracts pending for the acquisition, development or resale of any specific property. We have not placed any funds on deposit to purchase any property, or develop or subdivide any property. Accordingly, we must rely solely upon our own efforts to resell any residential or commercial real estate. Because we currently rely upon our president to conduct all aspects of our business, including resale of residential or commercial real estate, if our resources are insufficient and we do not secure outside contracts to assist us in our operations, our operations and financial condition will be negatively impacted.

IF WE FAIL TO CREATE A WELL-DEVELOPED BUSINESS PLAN, WE MAY DEPLETE THE LITTLE REMAINING CAPITAL THAT WE PRESENTLY HAVE AND OUR OPERATIONS WILL BE NEGATIVELY IMPACTED.
     We currently do not have a well-developed business plan. As a result, we may spend an excessive amount of our financial and operational resources developing our business plan. For example, we may spend an excessive amount of our financial and operational resources in attempting to locate potentially suitable properties. If we fail to allocate our financial resources in an efficient manner to implement our business plan or our business plan requires additional financial resources that are not available, our operations and financial condition will be negatively impacted.

BECAUSE OUR FINANCIAL CONDITION IS POOR WE MAY BE UNABLE TO ADEQUATELY DEVELOP OUR OPERATIONS, RESULTING IN A WORSENING FINANCIAL POSITION.
     Because we have only a limited operating history, assets, and revenue sources, we may not adequately develop our operations. Although we generated revenues and a profit during our last two fiscal years, we have generated losses totaling approximately $133,350 this year through the eleven months ended November 2000. These losses were primarily due to the consulting fees paid to ABC Realty Company, a private company that is wholly owned by Duane Bennett, our President. As a result of these losses, as of November 11, 2000, we had an accumulated deficit in retained earnings of approximately $71,507 and total assets of only $68,601 with which to operate. We anticipate that we will experience continued financial difficulties without an immediate infusion of capital. Moreover, we may be unable to operate profitably, even if we obtain immediate funding or further develop our operations or increase our revenues. Our poor financial condition could adversely affect our ability to acquire, develop, sub-divide and resell residential and/or commercial properties in a timely fashion. Accordingly, we may experience future losses if we are unable to adequately develop our operations.

BECAUSE OUR OPERATING RESULTS WILL VARY DEPENDING UPON MANY FACTORS, WE MAY NOT BE ABLE TO CONTROL OR ACCURATELY PREDICT THE SUCCESS OF OUR FUTURE OPERATIONS.
     Our operating results will depend on various factors, many of which are outside of our control, including:
-     Our  ability  to  obtain  inventory  for  development  and  resale;
-     Our  ability  to  manage our properties and maintain gross profit margins;
-     Our  ability  to  attract  customers  to  purchase  our  inventory;
-     Our  ability  to  locate  and hire subcontractors, brokers and developers;
-     Availability  and  price  of  real  estate  inventory;
-     Property  tax  increases;
-     Changes  in  zoning  and  environmental  regulations;
-     Increasing  interest  rates;
-     Changes  in  general  or  local  economic  conditions;
-     Changes  in  the  supply  and  demand  of  single  family  housing  units;
- Changes in zoning, environmental protection laws, tax, or real estate laws that may lead to our incurring high transaction costs or the prohibition of certain real estate development;
-     General  economic  conditions;  and
-     Economic  conditions  specific  to  the  real  estate  industry.

     If any of these events negatively impact the real estate market, we will be unable to implement our business plan and our operations will be negatively impacted.

OUR RELIANCE UPON THIRD PARTIES TO EXECUTE OUR BUSINESS PLAN MAY LEAD TO CONFLICTS OF INTEREST AND/OR NEGATIVELY IMPACT UPON OUR OPERATIONS.
     Duane Bennett, our only full time employee, has limited expertise in evaluating the potential use and value of real estate. Accordingly, we intend to rely on other third parties, including subcontractors, engineers, real estate brokers and other developers to evaluate the investment utility and use of subdivided parcels of land. Our current and future success depends on our ability to identify highly skilled personnel and secure contracts for their services. Competition for such employees is intense. There are no assurances that we will be able to locate such available subcontractors, engineers, real estate brokers and/or developers, or that we will be able to hire them at favorable rates. In addition, the individuals we hire may have a conflict of interest with us, or compete with us for the same properties we seek to acquire and develop. There are no assurances that these conflicts will be resolved in our favor. If we are unable to resolve such conflicts or otherwise hire third parties to assist in our operations, our financial condition and operations may be negatively impacted.

OUR LACK OF AN ESTABLISHED BRAND NAME COULD NEGATIVELY IMPACT OUR ABILITY TO EFFECTIVELY COMPETE IN THE REAL ESTATE MARKET.
     We do not have an established brand name or reputation to successfully develop real estate projects. Thus, we may have difficulty effectively competing with companies that have greater resources and name recognition than we do. Presently, we have no patents, copyrights, trademarks and/or service marks that would protect our brand name or our proprietary information, nor do we have any current plans to file applications for such rights. Our inability to promote and/or protect our brand name may have an adverse effect on our ability to compete effectively in the real estate development and resale industry.

WE HAVE SUBSTANTIAL NEAR-TERM CAPITAL NEEDS; WE MAY BE UNABLE TO OBTAIN THE ADDITIONAL FUNDING NEEDED TO ENABLE US TO OPERATE PROFITABLY IN THE FUTURE.
     We will require additional funding over the next twelve months to develop our business. Our capital requirements will depend on many factors including, but not limited to, the timely location of suitable properties to acquire and sub-divide, the willingness of sellers to assist us with financing, and the timing and amount of our marketing expenditures. Presently, we have only limited amounts of liquid assets with which to pay our expenses. We do not have sufficient liquid assets to purchase any properties. Accordingly, we will seek outside sources of capital such as conventional bank financing; however, there can be no assurance that additional capital will be available on favorable terms to us. If adequate funds are not available, we may be required to curtail operations or to obtain funds by entering into collaboration agreements on unattractive terms.

     In addition, we have no credit facility or other committed sources of capital. We may be unable to establish credit arrangements on satisfactory terms. If capital resources are insufficient to meet our future capital requirements, we may have to raise funds to continue development of our operations. To the extent that additional capital is raised through the sale of equity and/or convertible debt securities, the issuance of such securities could result in dilution to our shareholders and/or increased debt service commitments. If adequate funds are not available, we may be unable to sufficiently develop our operations to become profitable.

OUR REAL ESTATE LAND DEVELOPMENT BUSINESS MAY INCUR A HIGH LEVEL OF DEBT; WE MAY BE UNABLE FINANCIALLY TO SERVICE OUR DEBT.
     We may incur a high level of debt from our acquisition of land parcels. Although we plan to sell the parcels to builders within several months after our purchase of the properties, there are no assurances that we will be successful in doing so. Accordingly, we may incur a monthly debt service that substantially exceeds our revenues. Any such occurrence may lead to further indebtedness if we refinance or seek other debt to cover our monthly debt service. In addition, if we are unable to continually service our debt, we face the risks of forfeiting our properties or other assets and/or filing for bankruptcy protection.

     In the past our properties secured our mortgage debt and we may continue to do so in the future. If we are unable to repay the indebtedness on these properties as payments become due or at the maturity of the loan, our operations and financial condition may be negatively impacted, including premature sale of the properties to repay our debt or foreclosure upon our properties.

BECAUSE OUR MANAGEMENT HAS LIMITED EXPERIENCE IN SELECTING REAL ESTATE FOR DEVELOPMENT AND RESALE, WE MAY PURCHASE A PROPERTY THAT IS ECONOMICALLY UNSUITABLE AND/OR REQUIRES EXTENSIVE ENVIRONMENTAL PREPARATION FOR RESALE.
     Our management has only successfully purchased one tract of land that was subdivided into three tracts of land and then resold. As a result, we do not have substantial experience in selecting properties for acquisition, development and resale. Because of our limited experience, we may unknowingly and unintentionally purchase a tract of land that cannot be economically developed for resale. For example, we may unknowingly purchase a property that contains hazardous waste materials that must be properly disposed of, and which will require compliance with environmental or other government regulations before the property may be developed and resold. The cost involved with preparing such a property for resale may make the overall project unprofitable, which would negatively impact on our operations and financial condition.

OUR PRINCIPAL STOCKHOLDERS CONTROL OUR BUSINESS AFFAIRS IN WHICH CASE YOU WILL HAVE LITTLE OR NO PARTICIPATION IN OUR BUSINESS AFFAIRS.
     Currently, our principal stockholders, Duane Bennett, Sharon Bennett and their minor children, collectively own approximately 91% of our common stock. As a result, they will have significant influence over all matters requiring approval by our stockholders without the approval of minority stockholders. In addition, they will be able to elect all of the members of our Board of Directors, which will allow them to significantly control our affairs and management. They will also be able to affect most corporate matters requiring stockholder approval by written consent, without the need for a duly noticed and duly-held meeting of stockholders. Such control could adversely affect the market value of our common stock or delay or prevent a change in our control.

IF  WE  LOST  ANY  OF  OUR  KEY  PERSONNEL,  OUR  BUSINESS  WOULD  BE  IMPAIRED.
     Our success is heavily dependent upon the continued active participation of our president, Duane Bennett. Mr. Bennett has twenty years of experience in the real estate business. The loss of Mr. Bennett's services could have a material adverse effect upon the development of our business. We do not maintain "key person" life insurance on any of our executive officers. We do not have a written employment agreement with any of our executive officers. There can be no assurance that we will be able to recruit or retain other qualified personnel, should it be necessary to do so.

OUR OPERATIONS ARE SUBJECT TO POSSIBLE CONFLICTS OF INTEREST THAT MAY NEGATIVELY IMPACT UPON YOUR ABILITY TO MAKE A PROFIT FROM THIS INVESTMENT.
     Our officers and directors are involved in other business activities and may, in the future become involved in other business opportunities that may affect our potential profitability. If a business opportunity becomes available, our officers and directors may face a conflict in selecting between us and their other business interests. We have not formulated a policy for the resolution of such conflicts. We have previously entered into transactions and may do so in the future with our officers, directors, and shareholders, or companies under their control. For example, our president, Mr. Duane Bennett, owns 100% of the common stock of ABC Realty, Co., a licensed real estate broker that provides management/consulting services to us. As of March 20, 2000, we paid a total of approximately $102,000.00 to ABC Realty, Co., for management/consulting services. We do not currently have an agreement with ABC Realty, Co. to provide any future services to us. However, future transactions or arrangements between or among our officers, directors and shareholders, and companies they control, may result in conflicts of interest, which may have an adverse effect on our operations and financial condition.

WE FACE INTENSE COMPETITION WHICH PUTS US AT A COMPETITIVE DISADVANTAGE; IF WE ARE UNABLE TO OVERCOME THESE COMPETITIVE DISADVANTAGES WE MAY NEVER BECOME PROFITABLE.
     We will face intense competition from companies engaged in similar businesses. We will compete with numerous companies that seek to acquire and resell real estate both over the Internet and via traditional forms of business. We anticipate that competition will intensify within Internet distribution channels, which we do not utilize. Many of our competitors have significantly greater customer bases, operating histories, financial, technical, personnel and other resources than we do, and may have established reputations for success in the real estate industry. Our ability to compete will depend on our ability to continually locate and develop suitable real estate projects. There can be no assurance that we will be able to compete effectively in the highly competitive real estate industry. As a response to changes in the competitive environment, we may from time to time make certain service, marketing or supply decisions or acquisitions that could negatively impact our operations and financial condition.

WE  HAVE  NEVER  PAID  DIVIDENDS  AND  YOU  MAY  NEVER  RECEIVE  DIVIDENDS.
     We have never paid dividends nor do we anticipate the declaration or payments of any dividends in the foreseeable future. We intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy will be at the discretion of the Board of Directors and will be contingent upon future earnings, if any, our financial condition, capital requirements, general business conditions and other factors. Future dividends may also be affected by covenants contained in loan or other financing documents, which may be executed by us in the future. Therefore, there can be no assurance that cash dividends of any kind will ever be paid.

ITEM  4.     USE  OF  PROCEEDS

     Not Applicable. We will not receive any proceeds from the sale of the securities by the selling security holders.

ITEM  5.     DETERMINATION  OF  OFFERING  PRICE

     Not Applicable. The selling security holders will be able to determine the price at which they sell their securities.

ITEM  6.     DILUTION

     Not Applicable. We are not registering any shares in this registration statement. All shares are being registered by selling security holders.

ITEM  7.     SELLING  SECURITY  HOLDERS

     The selling security holders named below are selling the securities covered by this prospectus. The table indicates that all the securities will be available for resale after the offering. However, any or all of the securities listed below may be retained by any of the selling security holders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling security holders upon termination of this offering. We believe that the selling security holders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities covered by this prospectus.


                                             Amount Owned  Amount
  Name                        Relationship    Prior to      To Be    Amount Owned    Percent Owned
                             With Issuer     Offering   Registered After Offering   After Offering
----------            ------------------------ ----------------  -------------- --------------------



Abraham, Benjamin . . . . . . . .  None            50,000   50,000    0
---------------------------------  -------------  -------  -------    -
Beeman, Judith. . . . . . . . . .  None             1,000    1,000    0
---------------------------------  -------------  -------  -------    -
Berger, John. . . . . . . . . . .  None             1,000    1,000    0
---------------------------------  -------------  -------  -------    -
Carabase, George Jr.. . . . . . .  None            10,000   10,000    0
---------------------------------  -------------  -------  -------    -
Carabase, George Sr.. . . . . . .  None            10,000   10,000    0
---------------------------------  -------------  -------  -------    -
Robert C. Cottone . . . . . . . .  Consultant(1)  512,500  512,500    0              5.8%
---------------------------------  -------------  -------  -------    -  ----
Craver, James H.. . . . . . . . .  None             1,000    1,000    0
---------------------------------  -------------  -------  -------    -
Davis, Robert . . . . . . . . . .  None             1,000    1,000    0
---------------------------------  -------------  -------  -------    -
Friedman, B. Michael. . . . . . .  None               500      500    0
---------------------------------  -------------  -------  -------    -
Brenda Hamilton . . . . . . . . .  Legal Counsel   75,000   75,000    0
---------------------------------  -------------  -------  -------    -
Hazel, Jill . . . . . . . . . . .  None             1,000    1,000    0
---------------------------------  -------------  -------  -------    -
Kapino, Karol M.. . . . . . . . .  None             8,000    8,000    0
---------------------------------  -------------  -------  -------    -
Lagrotteria, Ann Marie. . . . . .  None             2,000    2,000    0
---------------------------------  -------------  -------  -------    -
Langer, Jean. . . . . . . . . . .  None             4,000    4,000    0
---------------------------------  -------------  -------  -------    -
Langer, Michael . . . . . . . . .  None             4,000    4,000    0
---------------------------------  -------------  -------  -------    -
LeBlanc, Mark A.. . . . . . . . .  None             4,000    4,000    0
---------------------------------  -------------  -------  -------    -
Lessard, James R. . . . . . . . .  None             2,000    2,000    0
---------------------------------  -------------  -------  -------    -
Lessard, Lucile . . . . . . . . .  None             1,000    1,000    0
---------------------------------  -------------  -------  -------    -
Lessard, Mark . . . . . . . . . .  None             1,000    1,000    0
---------------------------------  -------------  -------  -------    -
Lessard, Paul D.. . . . . . . . .  None             1,000    1,000    0
---------------------------------  -------------  -------  -------    -
Lessard, Thomas J.. . . . . . . .  None               500      500    0
---------------------------------  -------------  -------  -------    -
Litton, Robert B. Jr. . . . . . .  None            10,000   10,000    0
---------------------------------  -------------  -------  -------    -
McCarron, Daniel. . . . . . . . .  None             2,000    2,000    0
---------------------------------  -------------  -------  -------    -
Medlin, Cecil R.. . . . . . . . .  None            50,000   50,000    0
---------------------------------  -------------  -------  -------    -
Miller, Stephanie A.. . . . . . .  None             1,000    1,000    0
---------------------------------  -------------  -------  -------    -
Motaleb, Mosen. . . . . . . . . .  None             1,000    1,000    0
---------------------------------  -------------  -------  -------    -
Nadolny, Edward W. & Elizabeth A.  None             1,000    1,000    0
---------------------------------  -------------  -------  -------    -
Nadolny, Stanley. . . . . . . . .  None            12,000   12,000    0
---------------------------------  -------------  -------  -------    -
Nadolny, Stephen A & Sherryll R .  None             5,000    5,000    0
---------------------------------  -------------  -------  -------    -
Polci, Keith. . . . . . . . . . .  None             4,000    4,000    0
---------------------------------  -------------  -------  -------    -
Rigsby, Jerry . . . . . . . . . .  None             1,000    1,000    0
---------------------------------  -------------  -------  -------    -
Rovegno, Robert G.. . . . . . . .  None             1,000    1,000    0
---------------------------------  -------------  -------  -------    -
Samiy, Nasrollah. . . . . . . . .  None               500      500    0
---------------------------------  -------------  -------  -------    -
Sawka, Alex . . . . . . . . . . .  None            10,000   10,000    0
---------------------------------  -------------  -------  -------    -
Sawka, Alex K.. . . . . . . . . .  None             1,000    1,000    0
---------------------------------  -------------  -------  -------    -
Sawka, Michael S. . . . . . . . .  None             1,000    1,000    0
---------------------------------  -------------  -------  -------    -
Sochacki, Paul J. . . . . . . . .  None             1,000    1,000    0
---------------------------------  -------------  -------  -------    -
Stellhorn, James H. . . . . . . .  None             1,000    1,000    0
---------------------------------  -------------  -------  -------    -
Stevenson, Jonathan . . . . . . .  None             2,000    2,000    0
---------------------------------  -------------  -------  -------    -
Tamaren, Michael D. . . . . . . .  None             4,000    4,000    0
---------------------------------  -------------  -------  -------    -
Tammaro, Angelo . . . . . . . . .  None            10,000   10,000    0
---------------------------------  -------------  -------  -------    -
Tennyson, Jeffrey G . . . . . . .  None             1,000    1,000    0
---------------------------------  -------------  -------  -------    -
Toomey, William D.. . . . . . . .  None            11,000   11,000    0
---------------------------------  -------------  -------  -------    -
Williams, Steven M. . . . . . . .  None            10,000   10,000    0
---------------------------------  -------------  -------  -------    -
Wisneski, Mary Ellen. . . . . . .  None             1,000    1,000    0
---------------------------------  -------------  -------  -------    -
TOTALS. . . . . . . . . . . . . .                 832,000  832,000    0
---------------------------------  -------------  -------  -------

[FN]
(1) Robert C. Cottone and Michael Bongiovanni are the owners of Greentree Financial Services, Inc. Mr. Cottone is the son of Mr. Bongiovanni. Greentree Financial Services, Inc. received the 512,500 shares of our common stock being registered in the name of Robert C. Cottone for these consulting services.

     We intend to seek qualification for sale of the securities in those states where the securities will be offered. That qualification is necessary to resell the securities in the public market and only if the securities are qualified for sale or are exempt from qualification in the states in which the selling shareholders or proposed purchasers reside. There is no assurance that the states in which we seek qualification will approve of the security resales.

ITEM  8.     PLAN  OF  DISTRIBUTION

     Our selling shareholders are offering 832,000 shares of our common stock. We will not receive any proceeds from the sale of the shares by the selling shareholders. The securities offered by this prospectus may be sold by the selling security holders or by those to whom such shares are transfered. We are not aware of any underwriting arrangements that have been entered into by the selling security holders. The distribution of the securities by the selling security holders may be effected in one or more transactions that may take place in the over-the-counter market, including broker's transactions, privately negotiated transactions or through sales to one or more dealers acting as principals in the resale of these securities.

     Any of the selling security holders, acting alone or in concert with one another, may be considered statutory underwriters under the Securities Act of 1933, if they are directly or indirectly conducting an illegal distribution of the securities on our behalf. For instance, an illegal distribution may occur if any of the selling security holders provide us with cash proceeds from their sales of the securities. If any of the selling shareholders are determined to be underwriters, they may be liable for securities violations in connection with any material misrepresentations or omissions made in this prospectus.

     In addition, the selling security holders and any brokers and dealers through whom sales of the securities are made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation.

     The selling security holders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, accounts or loan transactions. Upon default by such selling security holders, the pledgee in such loan transaction would have the same rights of sale as the selling security holders under this prospectus. The selling security holders also may enter into exchange traded listed option transactions which require the delivery of the securities listed under this prospectus. The selling security holders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling security holders under this prospectus.

     In addition to, and without limiting, the foregoing, each of the selling security holders and any other person participating in a distribution will be affected by the applicable provisions of the Securities and Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling security holders or any such other person.

     There can be no assurances that the selling security holders will sell any or all of the securities. In order to comply with state securities laws, if applicable, the securities will be sold in jurisdictions only through registered or licensed brokers or dealers. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. Under applicable rules and regulations of the Securities and Exchange Act of 1934, as amended, any person engaged in a distribution of the securities may not simultaneously engage in market-making activities in these securities for a period of one or five business days prior to the commencement of such distribution.

     All of the foregoing may affect the marketability of the securities. Pursuant to the various agreements we have with the selling security holders, we will pay all the fees and expenses incident to the registration of the securities, other than the selling security holders' pro rata share of underwriting discounts and commissions, if any, which is to be paid by the selling security holders.

ITEM  9.     LEGAL  PROCEEDINGS

     We are not aware of any pending or threatened legal proceedings, in which we are involved.

ITEM  10.     DIRECTORS,  EXECUTIVE  OFFICERS,  PROMOTERS,  AND  CONTROL PERSONS

Directors  and  Executive  Officers.
     Our Bylaws provide that we must have at least 1 director. Each director will serve until our next annual shareholder meeting, to be held sixty days after the close of the fiscal year, or until a successor is elected who accepts the position. Directors are elected for one-year terms. Our officers may be elected by our Board of Directors at any regular or special meeting of the Board of Directors.
Vacancies may be filled by a majority vote of the remaining directors then in office. Our directors and executive officers are as follows:



Name . . . . .  Age  Position
--------------  ---  ---------------------------
Duane Bennett.   42  President and Director
--------------  ---  ---------------------------
Sharon Bennett   43  Vice President and Director
--------------  ---  ---------------------------




     Duane Bennett, has been our President and a Director since our inception in July 1996. Mr. Bennett will serve as a director until our next annual shareholder meeting, or until a successor is elected who accepts the position. Since September 1999, Mr. Bennett has also been the Chief Executive Officer and President of Internet Funding Corporation, a private company incorporated in North Carolina in September 1999 that seeks to provide capital for early seed stage businesses and entrepreneurs in the North Carolina area. Since December 1996, Mr. Bennett has been the sole owner and president of ABC Realty Co., a private company located in Charlotte, North Carolina that provides management and consulting services to us. From 1991 until 1995, Mr. Bennett was the Chief Executive Officer and President of Bennett International Businesses, a private company that explored investment opportunities in China, Mexico, South Africa and Chile.

     Sharon Bennett, has been our Vice President and a director since our inception in 1996. Ms. Bennett will serve as a director until our next annual shareholder meeting, or until a successor is elected who accepts the position. Ms. Bennett has no prior business experience. Ms. Bennett is the wife of our President, Duane Bennett.

Significant  Employees.
     Other than those persons mentioned above, we have no significant employees.

Family  Relationships.
     Duane Bennett, our President, and Sharon Bennett, our Vice President, are husband and wife.

Legal  Proceedings.
     No officer, director, or persons nominated for such positions and no promoter or significant employee of our Company has been involved in legal proceedings that would be material to an evaluation of our management.

ITEM  11.     SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL OWNERS AND MANAGEMENT

     The following tables set forth the ownership, as of December 15, 2000, of our common stock (a) by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, and (b) by each of our directors, by all executive officers and our directors as a group. To the best of our knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted.

Security  Ownership  of  Certain  Beneficial  Owners(1)(2)  .

Title of Class     Name and Address     # of Shares     Nature of Ownership     Current % Owned
--------------     ----------------     -----------     -------------------     ---------------




Duane Bennett
10712 Old Wayside Rd.,
Common . . . . . . . . . . . . . . .  Charlotte, N.C.  28277         2,000,000  Direct    22.6%
------------------------------------  -----------------------------  ---------  --------  -----
Duane Bennett
10712 Old Wayside Rd.,
Common . . . . . . . . . . . . . . .  Charlotte, N.C.  28277         4,000,000  Indirect  45.3%
------------------------------------  -----------------------------  ---------  --------  -----
Sharon Bennett
10712 Old Wayside Rd.,
Common . . . . . . . . . . . . . . .  Charlotte, N.C.  28277         2,000,000  Direct    22.6%
------------------------------------  -----------------------------  ---------  --------  -----
Greentree Financial Services Corp.(3)
1000 West McNab Road, Ste 107
Common . . . . . . . . . . . . . . .  Pompano Beach, Florida  33069    512,500  Direct     5.8%
------------------------------------  -----------------------------  ---------  --------  -----




Security  Ownership  of  Officers  and  Directors  (2).


Title of Class     Name and Address     # of Shares     Nature of Ownership  Current % Owned
 --------------     ----------------     -----------     ------------------- ---------------




Common  Duane Bennett                              2,000,000  Direct         22.6 %
------  -----------------------------------------  ---------  --------       ------
Common  Duane Bennett                              4,000,000  Indirect       45.3%
------  -----------------------------------------  ---------  --------       ------
Common  Sharon Bennett                             2,000,000  Direct         22.6%
------  -----------------------------------------  ---------  --------       ------
Common  All Officers and Directors as a Group (2)  8,000,000  Direct         90.5%
------  -----------------------------------------  ---------  --------       ------

[FN]
(1) Pursuant to Rule 13-d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to a security whether through a contract, arrangement, understanding, relationship or otherwise. In addition to the 2,000,000 shares which Duane Bennett owns in his own name, Mr. Bennett also has the voting power over the shares of stock issued in the names of his children as follows: Adam Bennett, 1,000,000 shares; Emily Bennett, 1,000,000 shares; Nellie Bennett, 1,000,000 shares; and Mary Bennett, 1,000,000 shares. Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned. We are unaware of any shareholders whose voting rights would be affected by unity property laws.
(2) This table is based upon information obtained from our stock records. Unless otherwise indicated in the footnotes to the above tables and subject to community property laws where applicable, we believe that each shareholder named in the above table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.
(3) Greentree Financial Services Corp., a privately held Florida Corporation, is owned by Robert C. Cottone and Michael Bongiovanni. Mr. Cottone is the son of Mr. Bongiovanni.


Changes  in  Control.
     There are currently no arrangements, which would result in a change in our control.

ITEM  12.     DESCRIPTION  OF  SECURITIES

     The following description is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

COMMON  STOCK.
     We are authorized to issue 50,000,000 shares of common stock, with a par value of $.001 per share. As of December 15, 2000, there were 8,832,000 common shares issued and outstanding. All shares of common stock outstanding are validly issued, fully paid and non-assessable.

VOTING  RIGHTS.
     Each share of common stock entitles the holder to one vote at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the holders of common stock holding, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

MISCELLANEOUS  RIGHTS  AND  PROVISIONS.
     Holders of common stock have no preemptive or other subscription rights, conversion rights, or redemption provisions. In the event of our dissolution, whether voluntary or involuntary, each share of common stock is entitled to share proportionally in any assets available for distribution to holders of our equity after satisfaction of all liabilities and payment of the applicable liquidation preference of any outstanding shares of preferred stock.

PREFERRED  STOCK.
     We are authorized to issue 5,000,000 shares of Preferred Stock, with a par value of $.001 per share. As of December 15, 2000, there were no shares of preferred stock issued and outstanding. The preferences, limitations and relative rights of the preferred shares are to be determined by our Board of Directors prior to issuance of any shares of preferred stock.

     There is no other material rights of the common or preferred shareholders not included herein. There is no provision in our charter or by-laws that would delay, defer or prevent a change in our control.

DEBT  SECURITIES.
     We  have  not  issued  any  debt  securities.

ITEM  13.     INTEREST  OF  EXPERTS  AND  COUNSEL

     Our Financial Statements for the year ended December 31, 1999, have been included in this prospectus in reliance upon Perrella & Associates, P.A., independent Certified Public Accountants, as experts in accounting and auditing.

ITEM 14. DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issues.

ITEM  15.     ORGANIZATION  WITHIN  LAST  FIVE  YEARS

     On July 30, 1996 we issued 100 shares of our common stock to Duane Bennett, our president, in connection with his services connected to our formation. On June 30, 2000, we declared a forward stock split in the form of a stock dividend in the ratio of 80,000 for 1 of our common shares. As a result, Mr. Bennett's 100 shares were exchanged for 8,000,000 of our common shares.

     On about February 15, 1998, we borrowed a total of $191,449 from Mr. Bennett in order to purchase a parcel of property in North Carolina from a third party. The promissory note was unsecured, due on demand and carried an interest rate of 6% per annum. On February 10, 2000, we repaid Mr. Bennett a total of $127,976 reflecting the unpaid principal balance of the loan plus accrued interest. The loan was repaid using the proceeds of a sale of the underlying property.

     On about February 10, 2000, we borrowed $10,000 from Mr. Bennett for working capital. The promissory note is unsecured, due on demand and carries an interest rate of 6% per annum. On or about August 10, 2000, we repaid Mr. Bennett a total of $4,100.

     On June 7, 2000, we entered into a Consulting Services Agreement with Greentree Financial Services, Corp. Under the terms of the agreement, Greentree Financial Services, Corp. has agreed to use its best efforts to assist us in having our common stock publicly traded. In exchange for its services, we have agreed to pay Greentree Financial Services Corp., $36,475 and 512,500 shares of our common stock.

     We  are  not  a  subsidiary  of  any  corporation.

ITEM  16.     DESCRIPTION  OF  BUSINESS

BUSINESS  DEVELOPMENT.
     We were incorporated in North Carolina on July 26, 1996. We have engaged in the business of Real Estate consulting and purchasing and reselling vacant tracts of land, primarily in the North Carolina area. We have never been the
subject  of  any  bankruptcy  or  receivership.   We  have  had  no  material
reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

PRINCIPAL  PRODUCTS  AND  SERVICES.
     In February1998, we purchased an 88 acre land tract located in Mooresville, North Carolina, in the County of Iredell. We divided that land into the following 3 separate land tracts that were sold in February 1998:

67  Acre  Land  Tract:
     We sold this land tract to Landcraft Properties, Inc. of Charlotte, North Carolina for $865,000. Landcraft Properties then proceeded to perform the work necessary for the construction of roads and water and sewer lines, including the clearing of land and trees as well as land surveying. We provided the following services to Landcraft Properties development of the 67 acre land tract:
-     Environmental  approvals;
-     Zoning  approvals;
-     Water  and  sewer  authority  approvals;
-     Engineering  approvals;  and
-     Lot  surveying.

     Our contribution in this regard permitted Landcraft Properties to begin selling approved lots to homeowners and builders in order that they may begin the construction of single family homes.

19  Acre  Land  Tract:
     We optioned to sell a 19 acre land tract for $322,974. That option was provided to Landcraft Properties wherein ABC Realty, Inc. agreed to manage and pay all costs associated with maintaining the property. Landcraft Properties intends to sell approved lots to homeowners and builders for the construction of single family homes.

1.5  Acre  Land  Tract  with  an  Existing  2,200  square  foot  home:
     The original 67 acre land tract included a 2,200 square foot home on a 1.5 acre lot that needed improvements to put in saleable form. Specifically, we repaired the home's gutters, painted the home's interior, replaced the home's existing garage door and removed excess trees from the property. We completed these improvements in approximately three months and sold the home and the 1.5 acre lot through a realtor for $134,500.

     We have targeted North Carolina, and to a lesser extent, South Carolina as our principal markets. The North Carolina economy is currently one of the fastest growing economies in the country. In Charlotte, North Carolina, approximately 10,000 single housing units are being built each year. An additional 5,000 units are being built each year in the counties surrounding
Charlotte. We believe that this market will continue to grow as additional families and companies relocate to the North Carolina and South Carolina areas.

     Our success will be dependent upon implementing our plan of operations and the risks associated with our business plans. We operate a land development and resale business in the Charlotte, North Carolina area. We also plan to provide land development consulting services to various unrelated developers and builders. We plan to strengthen our position in these markets. We plan to expand our operations through our acquisition and/or development of land parcels.

     We presently have no land parcels available for resale; nor do we have any contracts to purchase such land parcels. We hope to acquire additional real estate parcels this year, and to utilize the proceeds from the resale of those parcels, along with its revenues from consulting services, to pay our operating costs for the next twelve months; however, there are no assurances that this revenue will be sufficient to cover our operating costs. Accordingly, if our revenues are not sufficient, we will rely upon capital infusions from our president; however, there are no assurances that our president will have sufficient funds to provide such capital infusions.

     We will locate such areas that we will consider building by using analysis reports by area that are obtained from a real estate office, such as ABC Realty. These reports include yearly trends, school building plans, market comparative reports, and zoning implications. We will locate such properties in such areas through the following:
1.     Direct  mailing  to  landowners  of  record.
2. Direct mailing and telephone communication with local real estate offices.
3. Reviewing tax documents and liens and distressed properties such as foreclosures by obtaining copies of county records.

     We intend to buy existing tracts of land with a minimum size of 1 acre. Our intention is to improve whatever we agree to buy and increase the value of that specific tract of land through our above-defined development process.

     In order to determine and evaluate the fastest growing areas, we will obtain reports from report surveys and reporting companies. These reports will provide detailed information that we will then study to determine where the next area of growth will occur.

     We will also rely on general building permit records to ascertain totals of number of new buildings built in a new area. We will also rely on information provided by the U.S. Census Bureau to obtain information pertaining to population shifts and number of total people in a specific area. We plan also to compare the population figures from the 1990 census with those of the 2000 census.

     We will perform detailed market and financial analysis regarding each property we decide to review for purchase so as to determine whether the specific location is appropriate for acquisition and development. That detailed information will include the following:
-     Number  of  parcels  on  the  market.
-     Number  of  parcels  sold  in  the  past  12  months.
-     Sales  prices  asked  per  parcel.
-     Sales  price  sold  per  each  parcel.
-     Total  square  footage  and  acreage  per  land  parcel
-     Total  number  of  units  allowed  per  acreage  plot.
-     Total  number  of  pending  closings  per  land  parcel.
-     Total  number  of  acres  impacted  by  wet  lands
-     Total  number  acres  impacted  by  endangered  species
-     Total  number  of  acres  with  lakes  or  waterways  on  them

     There are no assurances that our procedures will result in an accurate evaluation of the merits of purchasing these various properties or that our final purchasing decisions will adequately reflect the marketability of such properties.

PURCHASE  PROCEDURES:
     Once we have located a property that we may want to purchase, we will ascertain whether the landowner is willing to sell the property. We then negotiate a purchase price and ask the following questions of the prospective seller and/or obtain answers to the following questions from third parties:
-     When  does  the  landowner  want  to  sell?
-     When  does  the  landowner  want  to  close?
-     How  much  of  the  land  will  the  landowner  sell?
-     How  much  will  the  landowner  sell  the  land  for?
-     What  is  the  current  zoning  on  the  land?
-     Can  the  zoning  on  the  land  be  changed  to  accommodate another use?
-     Are  there  any  title  defects  on  the  title?
-     Does  the  landowner  have  title  insurance  on  the  property?

     We provide the answers to these questions to trained professionals who are trained in the area of verifying the information.

     We then obtain the following documents from the seller during our due diligence on the property:
-     General  maps;
-     Topographical  maps;
-     Environmental  reports
-     Copies  of  existing  zoning  maps  and  regulations;
-     Conduct  land  inspection  procedures;
-     Proposed  zoning  regulations;
-     Deeds;
-     Title  insurance;  and
-     Tax  bills.

     We then verify the accuracy of these documents and determine how the information contained in the documents impacts the property that we are considering to purchase.

OUR  FINANCING  PROCEDURES:
     We will obtain financing from local banks doing business within the area where we are looking to buy land. Our president has, in the past, personally guaranteed repayment of the debt along with necessary corporate guarantees and we plan to use such guarantees in the future, if necessary; however, there are no assurances that our president, or we, will be in a financial position to do so. We hope to leverage the property with a financial institution or private lender so that funds are available based on the collateral of the property.

The  procedures  for  obtaining  our  financing  are  as  follows:
1.     File  application.
2.     Credit  checks,  property  appraisal  done.
3.     Loan  documents  drafted.
4. Down payment made that is typically approximately 5 to 10% of the appraised value.
5. Institution lends funds for the balance, less certain transaction fees that are typically between approximately 2 to 3%.
6.     A  lien  is  then  filed  with  the  State  of  North  Carolina.

     There are no assurances that our financing procedures will be adequate to secure the funds needed to sustain our operations.

OUR  CONSULTING  SERVICES:
We will provide the following services to land developers and building contractors:
1. Verification of zoning approval from the local county and city governments. We will apply on the behalf of the land owner with the local government to obtain governmental approvals to build houses, condominiums, and townhouses as we would request.
2. Arrange for soil testing from a North Carolina soil surveyor. We will obtain complete soil tests from certified soil engineers to determine the quality of the soil to build building.
3. Arrange for a recorded and approved plot plan. We will obtain complete approvals stamped by the local registry of deed for approvals of subdivision approvals.
4. Maps indicating where existing wet lands are located. We will obtain from local engineering firms wetland evaluations for parcels of lands. This assessment will include site inspections, detailed maps and review of those maps.
5. Arrange for a stamped North Carolina surveyor that will conduct a survey to include a complete survey listing all the features required by law to be in a certified survey, including metes and bounds distance total number of acres, streams, public easements, private easements and topography of the site.
6. Arrange for a sketch plan indicating where trees and bushes are required to be planted within the subdivision. We will provide a complete parks and recreation artist sketch plan rendering as to where all required improvement must be located.
7. Provide names and address of all public agencies that regulate land development, with the following information: name of city with jurisdiction, name of county with jurisdiction, name of planning director, name of City engineer, name of waste authority, name of sewer authority, name and contact of State Department of Transportation driveway permit approvals.
8. Obtain copies of permits for necessary governmental agencies. We will provide all copies and a checklist necessary to verify all existing permits.
9. Obtain copies of U.S. Core of engineers acknowledging their approval of all impacted areas. We will provide all information to acknowledge the a proper assessment has been completed by the US Core of Engineers
10. Obtain copies of State Department of Transportation driveway permits. We will provide full maps and permits as was approved by the State Department of Transportation.
11. Obtain copies of all approved road plans. We will provide all maps and engineering road profiles as would be required to obtain approvals to construct any proposed road or roadways.
12. Obtain notices of approvals of proper sewerage disposal. We will obtain flow and volume calculations and total sewerage discharge into the public or private systems.
13. Obtain notices of approvals for proper water use. We will provide all the necessary calculations, testing as may be required by local and state authorities to assure adequate drinking water standards.
14. Obtain copies of all endangered species effecting the property. We will provide a site visit by a licensed engineer to determine impact of endangered species.
15. Obtain copies of all historical designation effecting the property. We will provide a site visit by a licensed engineer to determine impact of historical designations.
16. Obtain letters for the local governmental engineering department approvals. All approvals from the local and state engineering departments will include necessary site visits and approval meeting all requirements.
17. Obtain all variance board approvals. We will provide all correspondences and approvals from any variances board necessary to achieve our approvals.
18. We will provide all necessary documentation to verify complete approvals of proposed builders' approvals.

SUBCONTRACTORS:
     We have established relationships or have had prior business relationships with the following subcontractors that we plan to use in our business:

ENVIRONMENTAL  ASSESSMENTS:
The  following  firms  perform  environmental  assessments:
-     Cooper  Environmental
     N  Charlotte,  North  Carolina  28227
-     Aware  Environmental
     Charlotte,  North  Carolina
-     Environmental  Design
     Davidson,  North  Carolina

SURVEYING/  ENGINEERING:
The  following  firms  perform  surveying  and  engineering  services:
-     Concord  Engineering  and  Surveying
     Concord,  North  Carolina
-     RD  Davis  Engineering  and  Surveying
     Charlotte,  North  Carolina

REPORTS/  CONSULTANTS:
The following firms perform services that check information provided by prospective purchasers:
-     Cacie  Reporting  Services
     Arlington,  Virginia
-     Hunter  And  Brown  Consultants
     Concord,  North  Carolina

MARKET  REPORTS:
     Market comparative reports are obtained from the local board of realtors and Cacie Reporting Agency. Other market reports are obtained from Builder Services and Marketing Precedents, both of which are located in Charlotte, North Carolina

APPRAISALS:
     We obtain appraisals from the following appraisers, all of which are located in Charlotte, North Carolina:
-     Alan  Tucker;
-     Hennigans  Appraisal  Service;  and
-     Ascher  Real  Estate  Appraisals

GRADING  CONTRACTORS:
-     McCallum  Grading  of  Monroe,  North  Carolina

REALTORS:
-     Lakeland  Realty  or  Mooresville,  North  Carolina

ZONING  SPECIALIST:
-     Walter  Fields  Group  of  Charlotte,  North  Carolina

REAL  ESTATE  ATTORNEY:
-     Kirk,  Palmer  and  Thingpen  of  Charlotte,  North  Carolina
-     James  Scarbough  and  Associates  of  Concord,  North  Carolina

TITLE  INSURANCE:
-     Lawyer  Title  Company  of  Charlotte,  North  Carolina

LAND  DESIGN  SPECIALIST:
-     Wirth  and  Associates  of  Charlotte,  North  Carolina

TOPOGRAPHY  DESIGN  ENGINEER:
-     Aero  Dynamics  of  Charlotte,  North  Carolina

     Should we lose any of the services of these subcontractors, we may be unable to hire other subcontractors on acceptable terms. There are no assurances that the services of these firms will be available or we will find their proposed terms acceptable to us.

DISTRIBUTION.
     We have no distribution agreements in place with anyone. We plan to distribute the land we acquire primarily through direct selling efforts to established home builders, real estate developers and corporations that may have a need for residential and/or commercial real estate. We plan to develop an internal marketing and sales force and to employ real estate brokers, sub-contractors and other agents to assist in us on a project by project basis.

NEW  PRODUCTS  OR  SERVICES.
     We currently have no new products or services announced to the public. We will make public announcement in the future upon entering into material contracts to acquire any new real estate projects.

COMPETITIVE  BUSINESS  CONDITIONS.
     We face competition from national home builders, local home builders, commercial and industrial land developers and farmers. The market for real estate development is highly competitive and subject to economic changes, regulatory developments and emerging industry standards. When a significant tract of potentially suitable land becomes available for sale, there is usually intense competition for that property. Pricing is a particularly important competitive factor.

     Nationally, there are over one hundred major real estate land developers. Approximately 10% of these developers capture approximately 50% of the market for such developments. These developers have greater financial resources than we do and are better poised for market retention and expansion than we are. Specifically, our competition is as follows:

National  Home  Builders
We  compete  to  acquire  properties  with the following national home builders:
-     Pulte  Homes;
-     Ryan  Homes;
-     Ryland  Homes;
-     John  Weiland  Homes;
-     Cresent  Resources;  and
-     Harris  Group

     These national home builders purchase land or lots of vacant land parcels to build single family homes, shopping centers and commercial buildings. The national home builders have substantial resources to enable them to build single family homes for resale. In addition, these companies have the operational and financial ability to lease the building to major tenants for rental revenue or to sell the buildings to the major tenants or others.

     In addition, the primary local home builders and developers that we compete against are the following, which are all located in Charlotte, North Carolina:
-     Humphrey  and  Associates;
-     Torrey  Homes;
-     Mulvaney  Homes;
-     Shea  Homes;  and
-     Ryan  Homes  of  Charlotte,  North  Carolina

     These builders engage in single family home development and have greater financial resources than we do. In addition, these companies have greater operational resources because they are able to perform a variety of development tasks themselves. These companies purchase vacant land tracts and perform all the work necessary to construct the homes, such as land clearing and road development and then build the homes themselves. In contrast, we do not have the financial or operational resources to perform these tasks. In addition, because of the intense competition with the national and local home builders, large areas of quality land parcels are becoming increasingly rare. We are in direct competition with the national and local home builders to acquire land parcels that are equipped with sewer, water and gas availability. These national and local builders are better equipped to acquire tracts of land equipped with these capabilities due to their operational and financial superiority over us. The intense competition with these companies has also led to increases in the cost of land and greater competition to hire subcontractors that are becoming increasingly expensive.

     When an available property is zoned for agricultural purposes, we will compete for that property with numerous individual farmers and/or companies of all sizes who engage in agriculture. We have no competitive advantages over any of the individuals and/or companies against whom we compete. We have significantly less capital, assets, revenues, employees and other resources than our local and/or national competition. There are no barriers to entry into this market.

SOURCES  AND  AVAILABILITY  OF  RAW  MATERIALS.
     As of the date of this prospectus, we have no raw materials or suppliers. To date, we have not obtained any raw materials for our business operations. In the event that we use raw materials or suppliers, our main sources of lumber and materials will be purchased form Lowes, Home Depot and 84 Lumber Supply, all of which are within a three mile radius of our North Carolina Office. In addition, these suppliers are within an approximately ten mile radius of any location from which we may engage in the development business in North and South Carolina. Our choice of suppliers, from which we will purchase our materials, will be dictated primarily by competitive pricing decisions and secondarily by availability. We do not anticipate a lack of supply to effect our development efforts; however, there are no assurances that a shortage of materials will not occur and that a corresponding price increase will not be passed on to our customers.

CUSTOMER  BASE
     As of the date of this prospectus, we have sold subdivided tracts of land to five customers. Currently, we have no established customers. We plan to resell tracts of land to a number of customers, and do not plan on being dependent upon one single or just a few customers. However, there are no assurances that we will be successful in establishing a broad customer base.

INTELLECTUAL  PROPERTY
     At present, we do not have any patents, trademarks, licenses, franchises, concessions, royalty agreements, labor contracts or other proprietary interests.

GOVERNMENT  REGULATION  ISSUES.
     We are subject to applicable provisions of federal and state securities laws and to regulations specifically governing the real estate industry, including those governing federally backed mortgage programs. Our operations will also be subject to regulations normally incident to business operations, such as occupational safety and health acts, workmen's compensation statutes, unemployment insurance legislation and income tax and social security related regulations. Although we will make every effort to comply with applicable regulations, it can provide no assurance of its ability to do so, nor can it predict the effect of these regulations on its proposed activities.

     In addition, we will be subject to local zoning and land use ordinances which could restrict our ability to acquire, develop, sub-divide and resell certain real estate parcels that would otherwise be attractive to us. We will seek to conduct appropriate due diligence before committing to purchase a particular parcel of land to determine what permits, licenses and/or land use variances, if any, are required. To the extent that it is possible and practical to do so, we will attempt to obtain such permits, licenses and/or necessary variances prior to committing to purchase a property. However, there are no assurances that we will be able to determine in advance of purchasing a property whether the property can lawfully be developed under the existing zoning, land use and/or environmental regulations. Nor can any assurance be given that we will be able to obtain the permits, licenses and/or variances to develop a property, once that property is acquired. If we should purchase a property and subsequently be unable to develop, subdivide and/or resell that property because of zoning or environmental issues, or for any other reasons, our operations and financial condition would be negatively impacted.

RESEARCH  AND  DEVELOPMENT.
     We  have  spent  no  funds  on  research  and  development.

ENVIRONMENTAL  LAW  COMPLIANCE.
     Our environmental compliance regarding our land development business is site specific. We hire a private environmental engineer who inspects maps of the property and personally inspects the property to determine whether the property is in compliance with the regulations of the U.S. Environmental Protection Agency and the applicable state environmental agency. Specifically, the engineer determines whether there are any rare species, environmental hazards or environmental wetlands at or in close proximity to the property. If any of those conditions are detected the builder and/or developer must submit to the U.S. Environmental Protection Agency and applicable state environmental agency  a  permit  form  along  with  detailed  surveys  and maps indicating the potential impact of the condition. The U.S. Environmental Protection Agency and the applicable state environmental agency either issue an approval permit permitting further development to proceed with the property or a denial letter prohibiting further development. If development proceeds even though a denial letter was issued, the developer or builder will be subject to a lawsuit a damages by the federal and state government and may be ordered to restore or repair the property to its original state.

     We may be subjected to environmental liability if we fail to comply with various state and federal environmental regulations. In addition, our operating costs may experience substantial increases as a result of new and stricter environmental laws, ordinances and regulations. Under local, state and federal laws we may become liable for the costs of removal or remediation of hazardous or toxic substances from our properties. Many of these laws impose liability either for knowing violation or impose a recklessness standard for now knowing of such hazards. In addition, the presence of such substances or our failure to remove them, may affect our ability to borrow funds for the acquisition of properties.

EMPLOYEES
     Presently, we have two employees, Duane Bennett, our president, and his wife Sharon Bennett, our vice president. Mr. Bennett is our only full time employee. Ms. Bennett is a part time employee and works approximately 10 hours per week. We have no employment agreements with any of our employees. We do not anticipate hiring any additional employees.

REPORTS  TO  SECURITY  HOLDERS.
     After the effective date of this document, we will be a reporting company under the requirements of the Securities Exchange Act of 1934 and will file quarterly, annual and other reports with the Securities and Exchange Commission. Our annual report will contain the required audited financial statements. We are not required to deliver an annual report to security holders and will not voluntarily deliver a copy of the annual report to the security holders. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.

     Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

ITEM  17.     MANAGEMENT'S  DISCUSSION  AND  ANALYSIS

     The discussion contained in this prospectus contains "forward-looking statements" that involve risk and uncertainties. These statements may be identified by the use of terminology such as "believes", "expects", "may", "will", or "should", or "anticipates", or expressing this terminology negatively or similar expressions or by discussions of strategy. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed in this prospectus. Important factors that could cause or contribute to such differences include those discussed under the caption entitled "risk factors," as well as those discussed elsewhere in this prospectus.

Results  of  Operations.
     Eleven months ended November 30, 2000 and 1999 (Unaudited) and the years ended December 31, 1999 and 1998.

Sales.
     Sales for the eleven months ended November 30, 2000 were $322,974 as compared to sales of $126,933 over the same period in 1999. The increase in revenues was primarily attributable to our development and sale of land parcels in the Charlotte, North Carolina area.

     Contract sales for the year ended December 1998 were $999,500. The revenues were also primarily from the development and resale of land parcels in the Charlotte, North Carolina area. Consulting service fees for the year ended December 31, 1999 were $126,933. The revenues were primarily attributable construction related consulting services provided to local contractors. There were no contract sales for land parcels for the year ended December 31, 1999. Gross profit decreased 15% during 1999 to $126,933.

     We expect growth of contract sales in 2001 to increase based on future planned land development projects and growing demand of developed real estate in many areas of North Carolina. However, no new contracts for land development projects have been initiated as of the date of this registration.

Income/  Losses.
     Net loss for the eleven months ended December 31, 2000 was $133,350 as compared to sales of $55,233 over the same period in 1999. The net loss was primarily attributable to expenditures relating to our expenditures in connection with this registration statement and management fees associated with the development and sale of the land parcels. The management fee was paid to a management company that is majority owned by our President.

     Net income for the year ended December 31, 1999 increased to $50,439 from $11,404 for the year ended December 31, 1998, an increase of $39,035, or 342%. The increase in income was primarily related to our management of certain expenses, particularly with land evaluation and subcontractor expenses.

     We expect to continue to incur losses at least through the fourth quarter of the year 2000. In addition, there can be no assurance that we will re-achieve or maintain profitability or that its revenue growth can be sustained in the future.

Expenses.
     Selling, general and administrative expenses for the eleven months ended November 30, 2000 were $251,302 as compared to $55,600 over the same period in 1999. This represented an increase of 352%. The increase in selling general and administrative expenses was primarily due to expenditures relating to this registration statements and the management fees associated with the development and sale of the land parcels. The management fees paid to an entity controlled by our president were in lieu of fees generally paid to subcontractors for land evaluation and real estate brokers for sales of the properties. We believe it incurred approximately the same amount of expenses for these services.

     Selling, general and administrative expenses for the year ended December 31, 1999, decreased to $60,950 from $131,177 for the year ended December 31, 1998, a decrease of $70,227 or 54%. The decrease in selling, general and administrative expenses was the result of our reduction of certain expenses, particularly with land evaluation and subcontractor expenses. We typically incur land evaluation expenses associated with development of land. For the year ended December 31, 1999, we did not have contract sales for land development as it did in 1998, but rather performed consultant services for other contractors, therefore not incurring such land evaluation and subcontractor costs.

     We expect increases in expenses through the year 2000 as the Company moves toward new land acquisitions and development.

Cost  of  Sales.
     The largest factor in the variation from year to year in the cost of sales as a percentage of net sales is the cost of land purchased and developed for resale. The cost of sales includes the purchase price for land plus other capital improvements and direct cost associated with making the land available for resale.

     The cost of sales for the eleven months ended November 30, 2000 was $217,653. Cost of sales as a percentage of sales for eleven months ended November 30, 2000 was 67%.

     The cost of sales for the year ended December 31, 1999 was $-0- because we performed consulting services for other contractors instead of our own land development. For the year ended December 31, 1998, cost of sales was $849,583. Cost of goods sold as a percentage of sales for December 31, 1998 was 85%. We expect cost of goods sold as a percentage of sales to increase as we pursue larger development projects which yield lower margins, on a percentage basis. However, we expect this to be somewhat offset by the strong real estate market in the North Carolina area.

Impact  of  Inflation.
     We believe that inflation has had a negligible effect on operations over the past three years. We believe that it can offset inflationary increases in the cost of labor by increasing sales and improving operating efficiencies.

Liquidity  and  Capital  Resources.
     Cash flows generated by operations were $55,932 for the eleven months ended November 30, 2000 as compared with $68,607 over the same period in 1999. Positive cash flows were attributable primarily to a decrease in inventory partially offset by the net loss for the period ended November 30, 2000.

     Cash flows generated by operations were $63,813 for the year ended December 31, 1999, and a negative $204,704 for the year ended December 31, 1998. Negative cash flows from operating activities for the year ended December 31, 1998 were primarily attributable to additional land inventory purchased for development and resale.

     Cash flows generated from financing activities were a negative $4,826 for the eleven months ended November 30, 2000 as compared with $63,473 cash used in financing activities over the same period in 1999. This was primarily attributable to net repayments on stockholder loans for the period.

     Cash flows generated from financing activities were a negative $63,473 for the year ended December 31, 1999 and a positive $198,181 for the year ended December 31, 1998. The cash flows from financing activities in both years were attributable to stockholder loans proceeds and repayments in their respective periods.

     A shareholder loan in the amount of $127,976 was executed on December 31, 1999 and payable to Duane Bennett, President and majority shareholder. The loan was evidenced by a written promissory note and bore simple interest at 6% per annum The shareholder loan was repaid in full subsequent to year end with accrued interest waived and forgiven by the Duane Bennett.

     During the period ended November 30, 2000, we received an additional $10,000 from Duane Bennett, our majority stockholder for expenses relating to gaining active trading status on the OTC Bulletin Board. The loan is due on demand and bears interest at 6%. The loan has been partially repaid and carries a balance of $5,900 as of the date of this prospectus.

     Overall, we have funded our cash needs from inception through November 30, 2000 with a series of debt and equity transactions, primarily with our majority stockholder. If we are unable to receive additional cash from our majority stockholder, we may need to rely on financing from outside sources through debt or equity transactions. Failure to obtain such financing could have a material adverse effect on operations and financial condition.

     We had cash on hand of $55,901 and working capital of $62,701 as of November 30, 2000. As of December 31, 1999, we had cash on hand of $4,795 and working capital of $77,763. We will substantially rely on the existence of revenue from our land development and consulting businesses; however, we have no current or projected revenues or capital reserves that will sustain our business for the next12 months. If the projected revenues fall short of needed capital we will not be able to sustain our capital needs for more than six months. We will then need to obtain additional capital through equity or debt financing to sustain operations for an additional year. A lack of significant revenues beginning in the first quarter of 2001 will significantly affect our cash position and move us towards a position where the raising of additional funds through equity or debt financing will be necessary.

     On a long-term basis, liquidity is dependent on continuation and expansion of operations, receipt of revenues, and additional infusions of capital and debt financing. We are considering additional land acquisitions and development during the remainder of the year 2000 and into the Spring of 2001. Our current capital and revenues are insufficient to fund such development. If we choose to launch such a development campaign, we will require substantially more capital. If necessary, we will raise this capital through an additional stock offering. The funds raised from this offering will be used to acquire and develop additional parcels as well as expand operations and contribute to working capital. However , there can be no assurance that we will be able to obtain additional equity or debt financing in the future, if at all. If we are unable to raise additional capital, our growth potential will be adversely effected. Additionally, we will have to significantly modify our plans.

     Demand for the our land parcels and services will be dependent on, among other things, market acceptance of our properties, the real estate market in general, and general economic conditions, which are cyclical in nature. Inasmuch as a major portion of our activities is the receipt of revenues from the sales of our land parcels, our business operations may be adversely affected by our competitors and prolonged recession periods.

     Our success will be dependent upon implementing our plan of operations and the risks associated with our business plans. We operate a land development and resale business in the Charlotte, North Carolina area. We also provide land development consulting services to various unrelated developers and builders. We plan to strengthen our position in these markets. We plan to expand our operations through our acquisition and/or development of land parcels.

ITEM  18.     DESCRIPTION  OF  PROPERTY
     We do not own any property nor do we have any contracts or options to acquire any property in the future. Presently, we are operating out of offices in our president's residence in North Carolina. This office has 200 square feet. No other businesses operate from this office. We have no current plans to occupy other or additional office space.

     We have no policy with respect to investments in real estate or interests in real and no policy with respect to investments in real estate mortgages. Further, we have no policy with respect to investments in securities of or interests in persons primarily engaged in real estate activities.

ITEM  19.     CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS

     On July 30, 1996 we issued 100 shares of our common stock to Duane Bennett, our president in connection with his services connected to our formation. On June 30, 2000, we declared a forward stock split in the form of a stock dividend in the ratio of 80,000 for 1. As a result, Mr. Bennett's 100 shares were exchanged for 8,000,000 of our common shares.

     On about February 15, 1998, we borrowed a total of $191,449 from Mr. Bennett in order to purchase a parcel of property in North Carolina from a third party. The promissory note was unsecured, due on demand and carried an interest rate of 6% per annum. On February 10, 2000, we repaid Mr. Bennett a total of 127,976, which reflected the unpaid principal balance of the loan plus accrued interest. The loan was repaid using the proceeds of a sale of the underlying property.

     On about February 10, 2000, we borrowed $10,000 from Mr. Bennett for working capital. The promissory note is unsecured, due on demand and carries an interest rate of 6% per annum. This loan has been partially repaid and a balance of $5,900 remains as of the date of this prospectus.

     On June 7, 2000, we entered into a Consulting Services Agreement with Greentree Financial Services, Corp. Under the terms of the agreement, Greentree Financial Services, Corp. has agreed to use its best efforts to assist us in having our common stock publicly traded. In exchange for its services, we have agreed to pay Greentree Financial Services Corp., $36,475 and 512,500 shares of restricted stock. Greentree Financial Services Corp. is owned by Michael Bongiovanni and Robert C. Cottone.

     We  are  not  a  subsidiary  of  any  corporation.

ITEM  20.     MARKET  FOR  COMMON  EQUITY  AND  RELATED  STOCKHOLDER  MATTERS.

Market  Information.
     Our common stock is not traded on any exchange. We plan to eventually seek listing on the National Association of Securities Dealers over-the-counter Bulletin Board once our registration statement has cleared comments of the Securities and Exchange Commission, if ever. We cannot guarantee that we will obtain a listing. Management has not discussed market making with any market maker or broker dealer. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed, or if developed, will be sustained.

     A shareholder in all likelihood, therefore, will not be able to resell their securities should he or she desire to do when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. We have no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in any of our securities.

Penny  Stock  Considerations.
     Broker-dealer practices in connection with transactions in penny stocks are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00. Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

     These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Our shares may someday be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

Options.
     We have two outstanding options to purchase a total of 6,000 shares of common stock. Mr. Stanley Nadolny has an option to purchase 4,000 shares of our common stock at a price of $0.50 per share until December 31, 2002. Ms. Karol Kapinos has an option to purchase 2,000 shares of our common stock at a price of $0.50 per share until December 31, 2002. We have no outstanding warrants.

Agreements  to  Register.
     We  have  no  agreements  to  register  any  of  our  securities.

Holders.
     As of December 15, 2000, there were approximately 46 holders of record of our common stock.

Shares  Eligible  For  Future  Sale.
     Upon effectiveness of this registration statement, the 832,000 shares of common stock sold in this offering will be freely tradable without restrictions under the Securities Act of 1933, except for any shares held by our "affiliates", which will be restricted by the resale limitations of Rule 144 under the Securities Act of 1933.

     In general, under Rule 144 as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for one year may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding such sale.

     Further, Rule 144A as currently in effect, in general, permits unlimited resales of restricted securities of any issuer provided that the purchaser is an institution that owns and invests on a discretionary basis at least $100 million in securities or is a registered broker-dealer that owns and invests $10 million in securities. Rule 144A allows our existing stockholders to sell their shares of common stock to such institutions and registered broker-dealers without regard to any volume or other restrictions. Unlike under Rule 144, restricted securities sold under Rule 144A to non-affiliates do not lose their status as restricted securities.

     As a result of the provisions of Rule 144, all of the restricted securities could be available for sale in a public market, if developed, beginning 90 days after the date of this prospectus. The availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

Dividends.
     We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors, as the Board of Directors deems relevant.

     The 832,000 shares of common stock sold in this offering will be freely tradable without restrictions under the Securities Act of 1933, except for any shares held by our "affiliates", which will be restricted by the resale limitations of Rule 144 under the Securities Act of 1933.

Dividend  Policy.
     All shares of common stock are entitled to participate proportionally in dividends if our Board of Directors declares them out of the funds legally available. These dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception and presently anticipate that all earnings, if any, will be retained for development of our business. Any future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.




ITEM  21.  EXECUTIVE  COMPENSATION

                                                  Summary Compensation Table
                                                  --------------------------
                                          Annual Compensation     Long Term Compensation
                                          -------------------     ----------------------




                             Restricted  Securities Underlying                                           Stock Award
Name and Principle Position  Year        Salary ($)              Bonus ($)  Other Annual Compensation ($)   (s) ($)
---------------------------  ----------  ----------------------
Duane Bennett . . . . . . .        1999                       0          0                    0               0
Sharon Bennett. . . . . . .        1999                       0          0                    0               0
---------------------------  ----------  ----------------------  ---------  -------------------  --------------
Duane Bennett . . . . . . .        2000                       0          0                    0               0
---------------------------  ----------  ----------------------  ---------  -------------------  --------------
Sharon Bennett. . . . . . .        2000                       0          0                    0               0
---------------------------  ----------  ----------------------  ---------  -------------------  --------------


Name and Principle Position  Options (#)  LTIP Payouts ($)  Other ($)
---------------------------
Duane Bennett . . . . . . .            0                 0          0
Sharon Bennett. . . . . . .            0                 0          0
---------------------------  -----------  ----------------  ---------
Duane Bennett . . . . . . .            0                 0          0
---------------------------  -----------  ----------------  ---------
Sharon Bennett. . . . . . .            0                 0          0
---------------------------  -----------  ----------------  ---------



     We have not entered into any other employment agreements with our employees, Officers or Directors. We have no standard arrangements under which we will compensate our directors for their services provided to us.

ITEM  22.  FINANCIAL  STATEMENTS

     Statements included in this prospectus that do not relate to present or historical conditions are "forward-looking statements." We may make future forward-looking statements, which may be included in documents that we file with the Commission other than this registration statement. Forward-looking statements involve risks and uncertainties that may differ materially from actual results, and may relate to our plans, strategies, objectives, expectations, intentions and adequacy of resources.

















                                 XENICENT, INC.
                                 --------------
                            BALANCE SHEET (UNAUDITED)
                               AT NOVEMBER 30, 2000



ASSETS
---------------------------------------------------------------
CURRENT ASSETS
---------------------------------------------------------------
  Cash and Cash Equivalents . . . . . . . . . . . . . . . . . .  $ 55,901
  Deferred Tax Asset. . . . . . . . . . . . . . . . . . . . . .    12,700
    TOTAL CURRENT ASSETS. . . . . . . . . . . . . . . . . . . .    68,601

PROPERTY AND EQUIPMENT
---------------------------------------------------------------
  Furniture & Office Equipment. . . . . . . . . . . . . . . . .     6,800
  Accumulated Depreciation. . . . . . . . . . . . . . . . . . .    (3,170)
     Net Property and Equipment . . . . . . . . . . . . . . . .     3,630
                                                                 ---------

    TOTAL ASSETS. . . . . . . . . . . . . . . . . . . . . . . .  $ 72,231


LIABILITIES AND STOCKHOLDERS' EQUITY
---------------------------------------------------------------

CURRENT LIABILITIES
---------------------------------------------------------------
  Loans From Stockholder. . . . . . . . . . . . . . . . . . . .  $  5,900
    TOTAL CURRENT LIABILITIES . . . . . . . . . . . . . . . . .     5,900

STOCKHOLDERS' EQUITY
---------------------------------------------------------------
  Common Stock ($.001 par value, 50,000,000 shares authorized:
  8,832,000 issued and outstanding) . . . . . . . . . . . . . .     8,832
  Additional Paid-in-Capital. . . . . . . . . . . . . . . . . .   129,006
  Retained Deficit. . . . . . . . . . . . . . . . . . . . . . .   (71,507)
    TOTAL STOCKHOLDERS' EQUITY. . . . . . . . . . . . . . . . .    66,331

    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY. . . . . . . . .  $ 72,231











                                 XENICENT, INC.
                        STATEMENTS OF INCOME (UNAUDITED)
             FOR THE ELEVEN MONTHS ENDED NOVEMBER 30, 2000 AND 1999



                                                 November 30,
                                                  2000       1999
                                         --------------  ---------
REVENUE AND COST OF SALES:
---------------------------------------

  Contract Sales. . . . . . . . . . . .  $     322,974   $    -0-
  Consulting Services . . . . . . . . .            -0-    126,933
  Cost of Sales . . . . . . . . . . . .       (217,653)       -0-
    Gross Profit. . . . . . . . . . . .        105,321    126,933
                                         --------------  ---------

OPERATING EXPENSES:
---------------------------------------

  Selling, General, and Administrative
  Expenses. . . . . . . . . . . . . . .        251,302     55,600

      OPERATING INCOME. . . . . . . . .       (145,981)    71,333

  OTHER INCOME (EXPENSE):
---------------------------------------

  Interest Expense. . . . . . . . . . .            (69)       -0-
    TOTAL OTHER INCOME (EXPENSE). . . .            (69)       -0-
                                         --------------  ---------

      INCOME (LOSS) BEFORE TAXES. . . .       (146,050)    71,333

      INCOME TAX BENEFIT (EXPENSE). . .         12,700    (16,100)

      NET INCOME (LOSS) . . . . . . . .  $    (133,350)  $ 55,233












                                 XENICENT, INC.
                      STATEMENTS OF CASH FLOWS (UNAUDITED)
             FOR THE ELEVEN MONTHS ENDED NOVEMBER 30, 2000 AND 1999

                                                 November 30,

                                                         2000       1999
                                                      ----------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
----------------------------------------------------
  Net income (loss). . . . . . . . . . . . . . . . .  $(133,350)  $ 55,233
  Adjustments to reconcile net income (loss) to net
  cash provided by operating activities:
    Depreciation . . . . . . . . . . . . . . . . . .        450        680
    Common stock issued for services . . . . . . . .        588        -0-
    (Increase) decrease in operating assets:
      Inventories. . . . . . . . . . . . . . . . . .    216,488        -0-
      Deferred tax asset . . . . . . . . . . . . . .    (12,700)       -0-
    Increase (decrease) in operating liabilities:
      Income taxes payable . . . . . . . . . . . . .    (15,544)    12,694

      NET CASH PROVIDED BY OPERATING ACTIVITIES. . .     55,932     68,607

CASH FLOWS FROM FINANCING ACTIVITIES:
----------------------------------------------------
  Proceeds from sales of common stock. . . . . . . .    117,250        -0-
  Proceeds from stockholder loans. . . . . . . . . .     10,000        -0-
  Repayments of stockholder loans. . . . . . . . . .   (132,076)   (63,473)

      NET CASH USED IN FINANCING ACTIVITIES. . . . .     (4,826)   (63,473)

      NET INCREASE IN
      CASH AND CASH EQUIVALENTS. . . . . . . . . . .     51,106      5,134

CASH AND CASH EQUIVALENTS:
----------------------------------------------------
      Beginning of year. . . . . . . . . . . . . . .      4,795      4,455

      End of year. . . . . . . . . . . . . . . . . .  $  55,901   $  9,589












                                    --------

                          AUDITED FINANCIAL STATEMENTS

                                 XENICENT, INC.

                   (FORMERLY: GREAT LAND DEVELOPMENT CO., INC)

                                DECEMBER 31, 1999

                                    --------





















PERRELLA  &  ASSOCIATES,  P.A.
Certified  Public  Accountants






                     CONTENTS
                     ========

INDEPENDENT  AUDITORS'  REPORT.                      F-1

BALANCE  SHEET
     ASSETS,  LIABILITIES  AND  STOCKHOLDER'S  EQUITY2

STATEMENTS  OF  INCOME                               F-3

STATEMENT  OF  STOCKHOLDER'S
     EQUITY                                          F-4

STATEMENTS  OF  CASH  FLOWS                          F-5

NOTES  TO  FINANCIAL
     STATEMENTS                                    F-6-9




















PERRELLA  AND  ASSOCIATES,  P.A.
INDEPENDENT ACCOUNTANTS' REPORT



To  the  Board  of  Directors
Great  Land  Development  Co.,  Inc.
10712  Old  Wayside  Street
Charlotte,  North  Carolina

We have audited the accompanying balance sheet of Great Land Development Co, Inc. as of December 31, 1999 and the related statements of income, stockholder's equity, and cash flows for the years ended December 31, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Great Land Development Co, Inc. as of December 31, 1999, and the results of its operations and its cash flows for the years ended December 31, 1999 and 1998 in conformity with generally accepted accounting principles.



/s/  Perrella  and  Associates,  P.A.
-------------------------------------
August  3,  2000


                                      F -1-






                        GREAT LAND DEVELOPMENT CO., INC.
                                  BALANCE SHEET
                               AT DECEMBER 31, 1999

                                          ASSETS
                                          ------


CURRENT ASSETS
----------------------------------------------------------------
  Cash and Cash Equivalents. . . . . . . . . . . . . . . . . . .  $  4,795
  Inventories - Note A . . . . . . . . . . . . . . . . . . . . .   216,488
    TOTAL CURRENT ASSETS . . . . . . . . . . . . . . . . . . . .   221,283

PROPERTY AND EQUIPMENT
----------------------------------------------------------------
  Furniture & Office Equipment . . . . . . . . . . . . . . . . .     6,800
  Accumulated Depreciation . . . . . . . . . . . . . . . . . . .    (2,720)
     Net Property and Equipment. . . . . . . . . . . . . . . . .     4,080
                                                                  ---------

    TOTAL ASSETS . . . . . . . . . . . . . . . . . . . . . . . .  $225,363


LIABILITIES AND STOCKHOLDER'S EQUITY
----------------------------------------------------------------

CURRENT LIABILITIES
----------------------------------------------------------------
  Income Taxes Payable - Note A. . . . . . . . . . . . . . . . .  $ 15,544
  Loans From Stockholder - Note D. . . . . . . . . . . . . . . .   127,976
    TOTAL CURRENT LIABILITIES. . . . . . . . . . . . . . . . . .   143,520

STOCKHOLDER'S EQUITY
----------------------------------------------------------------
  Common Stock (no par value, 100 shares authorized: 100 issued
  and outstanding  ) . . . . . . . . . . . . . . . . . . . . . .       -0-
  Additional Paid-in-Capital . . . . . . . . . . . . . . . . . .    20,000
  Retained Earnings. . . . . . . . . . . . . . . . . . . . . . .    61,843
    TOTAL STOCKHOLDER'S EQUITY . . . . . . . . . . . . . . . . .    81,843

    TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY . . . . . . . . .  $225,363

See notes to audited financial statements and auditors' report

                                                                     F -2-





                           GREAT LAND DEVELOPMENT CO., INC.
                                 STATEMENTS OF INCOME
                    FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998


                                                                   1999        1998

REVENUE AND COST OF SALES:
---------------------------------------------------------------

  Contract Sales. . . . . . . . . . . . . . . . . . . . . . . .  $    -0-   $ 999,500
  Consulting Services . . . . . . . . . . . . . . . . . . . . .   126,933         -0-
  Cost of Sales . . . . . . . . . . . . . . . . . . . . . . . .       -0-    (849,583)
    Gross Profit. . . . . . . . . . . . . . . . . . . . . . . .   126,933     149,917
                                                                 ---------  ----------

OPERATING EXPENSES:
---------------------------------------------------------------

  Depreciation. . . . . . . . . . . . . . . . . . . . . . . . .       680         680
  Land Evaluation . . . . . . . . . . . . . . . . . . . . . . .    35,452      93,339
  Office Expenses . . . . . . . . . . . . . . . . . . . . . . .    10,292       8,169
  Professional Fees . . . . . . . . . . . . . . . . . . . . . .     3,319       9,629
  Taxes & Licenses. . . . . . . . . . . . . . . . . . . . . . .       -0-         527
  Telephone . . . . . . . . . . . . . . . . . . . . . . . . . .     2,627       4,073
  Travel & Automobile Expenses. . . . . . . . . . . . . . . . .     8,580      14,760
    TOTAL EXPENSES. . . . . . . . . . . . . . . . . . . . . . .    60,950     131,177

      OPERATING INCOME. . . . . . . . . . . . . . . . . . . . .    65,983      18,740

  OTHER INCOME (EXPENSE):
---------------------------------------------------------------

  Interest Expense. . . . . . . . . . . . . . . . . . . . . . .       -0-      (4,486)
    TOTAL OTHER INCOME (EXPENSE). . . . . . . . . . . . . . . .       -0-      (4,486)
                                                                 ---------  ----------

      INCOME BEFORE TAXES . . . . . . . . . . . . . . . . . . .    65,983      14,254

      INCOME TAXES - NOTE A . . . . . . . . . . . . . . . . . .   (15,544)     (2,850)

      NET INCOME. . . . . . . . . . . . . . . . . . . . . . . .  $ 50,439   $  11,404

See notes to audited financial statements and auditors' report

                                                                    F -3-






                                    GREAT LAND DEVELOPMENT CO., INC.
                                    STATEMENT OF STOCKHOLDER'S EQUITY
                             FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998


                                                                Common  Additional
                                                                Common     Stock     Paid-in   Retained
                                                                Shares    No Par     Capital   Earnings

Balances, January 1, 1998. . . . . . . . . . . . . . . . . . .     100  $       -0-  $ 20,000  $     -0-

Net income for year. . . . . . . . . . . . . . . . . . . . . .     -0-          -0-       -0-     11,404

Balances, December 31, 1998. . . . . . . . . . . . . . . . . .     100          -0-       -0-     11,404

Net income for year. . . . . . . . . . . . . . . . . . . . . .     -0-          -0-       -0-     50,439

Balances, December 31, 1999. . . . . . . . . . . . . . . . . .     100  $       -0-  $ 20,000  $  61,843

See notes to audited financial statements and auditors' report

                                                                 F -4-






















                           GREAT LAND DEVELOPMENT CO., INC.
                               STATEMENTS OF CASH FLOWS
                    FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998


                                                                  1999        1998
CASH FLOWS FROM OPERATING ACTIVITIES:
--------------------------------------------------------------
  Net income . . . . . . . . . . . . . . . . . . . . . . . . .  $ 50,439   $  11,404
  Adjustments to reconcile net income to net
  Cash provided by operating activities:
    Depreciation . . . . . . . . . . . . . . . . . . . . . . .       680         680
    (Increase) decrease in operating assets:
      Inventories. . . . . . . . . . . . . . . . . . . . . . .       -0-    (216,488)
    Increase (decrease) in operating liabilities:
      Income taxes payable - Note A. . . . . . . . . . . . . .    12,694        (300)

      NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES. . .    63,813    (204,704)

CASH FLOWS FROM FINANCING ACTIVITIES:
--------------------------------------------------------------
  Proceeds from stockholder loans. . . . . . . . . . . . . . .       -0-     198,181
  Repayments of stockholder loans. . . . . . . . . . . . . . .   (63,473)        -0-

      NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES. . .   (63,473)    198,181

      NET INCREASE (DECREASE) IN
      CASH AND CASH EQUIVALENTS. . . . . . . . . . . . . . . .       340      (6,523)

CASH AND CASH EQUIVALENTS:
--------------------------------------------------------------
      Beginning of year. . . . . . . . . . . . . . . . . . . .     4,455      10,978

      End of year. . . . . . . . . . . . . . . . . . . . . . .  $  4,795   $   4,455

See notes to audited financial statements and auditors' report

                                                                    F -5-










                        GREAT LAND DEVELOPMENT CO., INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
                 ==============================================

NOTE  A  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
----------------------------------------------------------

The following items comprise the significant accounting policies of the Company. These policies reflect industry practices and conform to generally accepted accounting principles.

Business Activity - Great Land Development Co., Inc. (the Company) was organized
-----------------
under  the  laws  of  the  State  of  North  Carolina  on  July  20,  1996.

The Company provides land development and consulting services primarily to construction contractors and investors in and around the Charlotte, North Carolina area. The Company's contracts are performed primarily under fixed price contracts. The contracts vary in completion time from six months to twenty-four months.

Basis  of  Presentation  -  The financial statements included herein include the
-----------------------
accounts  of Great Land Development Co, Inc. prepared under the accrual basis of
---
accounting.

Cash  and  Cash  Equivalents  - For purposes of the Statement of Cash Flows, the
----------------------------
Company  considers  liquid investments with an original maturity of three months
---
or  less  to  be  cash  equivalents.

Management's  Use  of  Estimates  -  The  preparation of financial statements in
--------------------------------
conformity  with generally accepted accounting principles requires management to
-----
make estimates and assumptions that effect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue  Recognition-  Revenue  is  recognized  when  land  parcels  are  sold.
--------------------
Consulting  and  engineering  related  service  revenue is recorded when earned,
---------
provided  collection of the related receivable is reasonably likely. The Company
----
performs  ongoing  credit  evaluations  of  its  customers.

Inventories-  Inventories  consist  of  land parcels purchased and developed for
-----------
resale.  Cost  is determined by using the lower of average cost or market value.
---



                                     F  -6-


                        GREAT LAND DEVELOPMENT CO., INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
                 ==============================================

NOTE  A  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONT.)
-------------------------------------------------------------------

Comprehensive Income (Loss) - The Company adopted Financial Accounting Standards
---------------------------
Board Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income", which establishes standards for the reporting and display of comprehensive income and its components in the financial statements. There were no items of comprehensive income (loss) applicable to the Company during the period covered in the financial statements.

Advertising Costs - Advertising costs are expensed as incurred. The Company does
-----------------
not incur any direct-response advertising costs or any other material advertising for the years ended December 31, 1999 and 1998.

Income  Taxes  -  Income  taxes  are  provided  in  accordance with Statement of
-------------
Financial  Accounting  Standards  No. 109 (SFAS No. 109), "Accounting for Income
------
Taxes."  A  deferred  tax  asset  or  liability  is  recorded  for all temporary
--
differences  between  financial  and  tax  reporting  and  net  operating
--
loss-carryforwards.
--

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that, some portion or all of the deferred tax asset will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Income tax expense for the years ended December 31, 1999 and 1998 was $15,544 and $2,850, respectively.


NOTE  B  -  RECENT  ACCOUNTING  PRONOUNCEMENTS
----------------------------------------------

In June of 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, which the Company has adopted. The Statement, deferred by SFAS No, 134, is effective for fiscal years beginning after June 15, 2000, and establishes standards for accounting and reporting for derivative instruments and hedging activities. Statement of Financial Accounting Standards No.133 does not have an impact on its financial statements because the Company does not currently hold any derivative instruments.

                                      F -7-

                        GREAT LAND DEVELOPMENT CO., INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
                 ==============================================

NOTE  B  -  RECENT  ACCOUNTING  PRONOUNCEMENTS  (CONT.)
-------------------------------------------------------

In March, 1998, the American Institute of Certified Public Accountants (AICPA) issued Statement of Position (SOP) No. 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use", which establishes guidelines for the accounting for the costs of all computer software developed or obtained for internal use. The Company adopted this SOP but the adoption of the SOP does not have a material impact on the Company's financial statements.

In April, 1998, the AICPA issued SOP 98-5, "Reporting on the Costs of Start-Up Activities". The SOP is effective for fiscal years beginning after December 15, 1998. The SOP requires costs of start-up activities and organization costs to be expensed as incurred. The Company has adopted SOP 98-5, however, the adoption of SOP 98-5 does not have a material impact on the Company's financial statements.

The FASB has issued SFAS No. 134, "Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise," an amendment of FASB Statement No. 65, which the Company has not been required to adopt as of March 31, 2000. Statement No. 65, as amended by FASB Statements No. 115, "Accounting for Certain Investments in Debt and Equity Securities", and No. 125, "Accounting for Transfer and Servicing of Financial Assets and Extinguishments of Liabilities", require that after the securitization of a mortgage loan held for sale, an entity engaged in mortgage banking activities classify the resulting mortgage-backed security as a trading security. This statement further amends Statement No. 65 to require that after the securitization of mortgage banking activities classify the resulting mortgage-backed securities or other retained interests based on its ability and intent to sell or hold those investments. This Statement is effective for fiscal years after December 15, 1998 and does not have a material impact on the Company.










                                      F -8-

                        GREAT LAND DEVELOPMENT CO., INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
                 ==============================================

NOTE  C  -  SUPPLEMENTAL  CASH  FLOW  INFORMATION
-------------------------------------------------

Supplemental disclosures of cash flow information for years ended December 31, 1999 and 1998 are summarized as follows:

Cash  paid  during  the  years  for  interest  and  income  taxes:

                                        1999        1998
                                        ----        ----
     Income  Taxes                    $  2,850   $    300
     Interest                         $    -0-   $  4,486


NOTE  D  -  STOCKHOLDER  LOANS  PAYABLE
---------------------------------------

Loans payable to stockholder at December 31, 1999 consist of an unsecured note payable to the Company's president and sole stockholder. The note bears interest at a rate of 6% and is due on demand. Accrued interest charges through December 31, 1999 have been waived and forgiven by the president and sole stockholder.

NOTE  E  -  SUBSEQUENT  EVENTS
------------------------------

Subsequent to December 31, 1999, the Company's Board of Directors amended its articles of incorporation to increase the amount of authorized common stock to 100,000,000, change its common stock par value to $.001 per share, and enact a 80,000 for 1 forward stock split on the common stock. In addition, the Board of Directors authorized 5,000,000 shares of preferred stock to be issued.

Also subsequent to year-end, the Company commenced a plan of operation to register its common stock with Securities and Exchange Commission and apply with the appropriate regulatory agencies for listing on the Over-the-Counter Bulletin Board. In connection with this plan, the Company issued 587,500 shares of its post-split common stock for various consulting services.





                                     F -9-
ITEM 23. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     The accounting firm of Perrella & Associates, P.A., Certified Public Accountants audited our financial statements. Since inception, we have had no changes in or disagreements with our accountants.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

     Until ninety days after the effectiveness of the registration statement of which this prospectus is a part, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART  II   INFORMATION  NOT  REQUIRED  TO  BE  INCLUDED  IN  PROSPECTUS

ITEM  24.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Our bylaws provide for indemnification of each person (including the heirs, executors, administrators, or estate of such person) who is or was director and officer of the corporation to the fullest extent permitted or authorized by current or future legislation or judicial or administrative decision against all fines, liabilities, costs and expenses, including attorneys' fees, arising out of his or her status as a director, officer, agent, employee or representative. The foregoing right of indemnification shall not be exclusive of other rights to which those seeking an indemnification may be entitled. The corporation may maintain insurance, at its expense, to protect itself and all officers and directors against fines, liabilities, costs, and expenses, whether or not the corporation would have the legal power to indemnify them directly against such liability.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

ITEM  25.     OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

     The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our Corporation in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling security holders will pay no offering expenses.

ITEM                              EXPENSE
----                              -------
SEC  Registration  Fee            $  0
Legal  Fees  and  Expenses        $  15,500
Accounting  Fees  and  Expenses   $  20,975
Miscellaneous*                    $  3,525
=============================================
Total*                            $  40,000

*  Estimated  Figure

ITEM  26.     RECENT  SALES  OF  UNREGISTERED  SECURITIES

     On July 20, 1996, we issued a total of 100 shares of our common stock to Duane Bennett, our president.

     On June 30, 2000, we forward split our common stock at a ratio of 80,000 shares for 1 share.

     On October 15, 2000, we issued 512,500 shares to Greentree Financial Services Corp. for consulting services. Greentree Financial Services Corp. is owned by Robert C. Cottone and Michael Bongiovanni.

     On October 15, 2000, we issued 75,000 shares of our common stock to Brenda Hamilton for legal services.

     From September to November 2000, we sold 194,500 shares of our common stock to 42 accredited investors at a price of $0.50 per share raising proceeds of $97,250 and over the same period we also sold 50,000 shares of our common stock at $0.40 per share raising additional proceeds of $20,000.

     The above issuances were made pursuant to Section 4(2) of the Securities Act of 1933. We believed that Section 4(2) was applicable because all sales were made without general solicitation and advertising.

ITEM  27.     EXHIBITS



Exhibit Number  Exhibit Description
                ---------------------------------------------------------------------------------------
                Articles of Incorporation
3.1. . . . . .  Amendments
--------------  ---------------------------------------------------------------------------------------
3.2. . . . . .  Amendment to Articles of Incorporation
--------------  ---------------------------------------------------------------------------------------
3.3. . . . . .  Bylaws
--------------  ---------------------------------------------------------------------------------------
5. . . . . . .  Legal Opinion
--------------  ---------------------------------------------------------------------------------------
10.1 . . . . .  Consulting Services Agreement between GREAT LAND DEVELOPMENT CO.
                and GreenTree Financial Services Corp.
--------------  ---------------------------------------------------------------------------------------
23 . . . . . .  Consents of Experts
--------------  ---------------------------------------------------------------------------------------
27 . . . . . .  Financial Data Schedule
--------------  ---------------------------------------------------------------------------------------



ITEM  28.     UNDERTAKINGS

The  undersigned  Registrant  hereby  undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
a. Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
b.     Reflect  in  the  prospectus  any  facts or events which, individually or
together,     represent  a  fundamental  change  in  the  information  in  the registration  statement;
c. Include any additional or changed material information on the plan of distribution.

2. That, for determining liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. To file a post-effective amendment to remove from registration any of the securities that
Remain  unsold  at  the  end  of  the  offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing of Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Charlotte, State of North Carolina on December 15, 2000.

                        Xenicent,  Inc.  (Formerly Great Land Development, Inc.)

                              /s/DUANE BENNETT
                              __________________
                              By:     Duane  Bennett
                              Title:  President  (Acting  Chief  Financial
Officer)


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the date stated.
                                /S/DUANE BENNETT

                              _________________________________________
                              By:     Duane  Bennett
                              Title:  Director

                               /S/SHARON BENNETT
                              _________________________________________
                              By:     Sharon  Bennett
                              Title:  Director